PRICING SUPPLEMENT NO. 65                                        Rule 424(b)(3)
DATED: April 22, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated Janury 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $15,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 4/27/98     Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 4/27/1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                             Optional            Optional
                         Redemption          Repayment           Repayment
Redeemable On            Price(s)            Date(s)             Price(s)
-------------            -----------         ----------          ----------
N/A                      N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.80%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:

[_]         Commercial Paper Rate             Minimum Interest Rate:

[_]         Federal Funds Rate                Interest Reset Date(s):

[_]         Treasury Rate                     Interest Reset Period:

[_]         LIBOR Reuters                     Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                        Interest Payment Period:

Index Maturity:

Spread (plus or minus):

----------------------------

*  On October 27, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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